EXHIBIT 10.2


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                     CHANGE IN CONTROL SEVERANCE AGREEMENT
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      THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") entered into this
___th day of ________________ 1995 ("Effective Date"), by and between First Federal Savings Bank of Colorado (the "Savings Bank") and ____________________ (the "Employee").

      WHEREAS, the Employee is currently employed by the Savings Bank as ______________________________ and is experienced in all phases of the business of the Savings Bank; and

      WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of the Savings Bank and Employee if the Savings Bank should undergo a change in control (as defined hereinafter in the Agreement) after the Effective Date.

      NOW, THEREFORE, it is AGREED as follows:

      1. Employment. The Employee is employed in the capacity as the ________________________________________ of the Savings Bank. The Employee shall render such administrative and management services to the Savings Bank and any parent savings and loan holding company ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee's other duties shall be such as the Board of Directors for the Savings Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Savings Bank and the Parent.

      2. Term of Agreement. The term of this Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter. Additionally, on, or before, each annual anniversary date from the Effective Date, the term of this Agreement may be extended for an additional one year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the term of such Agreement shall be extended.

      3. Termination of Employment in Connection with or Subsequent to a Change in Control.

      (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Just Cause, in connection with, or within twelve (12) months after, any Change in Control of the Savings Bank or Parent, Employee shall be paid an amount equal to 2.99% times the 5 year average compensation paid to the Employee by the Savings Bank (whether said amounts were received or deferred by the Employee) and the costs associated with maintaining coverage under the Savings Bank's medical and dental insurance reimbursement

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plans similar to that in effect on the date of  termination  of employment for a period of one year thereafter. Said sum shall be paid, at the option of Employee, either in one (1) lump sum within thirty (30) days of such termination discounted to the present value of such payment using as the discount rate the "prime rate" as published in the Wall Street Journal Eastern Edition as of the date of such payment, or in periodic payments over the next 12 months, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Savings Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Codes of 1986, as amended (the "Code") and be subject to the excise tax provided at
Section 4999(a) of the Code. The term "Change in Control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Savings Bank or the Parent; (ii) the execution of an agreement for a merger or recapitalization of the Savings Bank or the Parent or any merger or recapitalization whereby the Savings Bank or the Parent is not the surviving entity; (iii) a change in control of the Savings Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank or the Parent by any person, trust, entity or group. Notwithstanding the foregoing, a Change in Control shall not include a transaction whereby First Savings Capital, MHC merges directly or indirectly with and into the Savings Bank and 100% of the Common Stock of the Savings Bank is simultaneously acquired by a newly established parent unitary savings and loan holding company. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

      (b) Notwithstanding any other provision of this Agreement to the contrary except as provided at Sections 4(b), 4(c), 4(d), 4(e) and 5, Employee may voluntary terminate his employment under this Agreement within twelve (12) months following a Change in Control of the Savings Bank or Parent, and Employee shall thereupon be entitled to receive the payment and benefits described in
Section 3(a) of this Agreement, upon the occurrence, or within ninety (90) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five

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(35)  miles  from  the  Employee's  primary  office  as of the  signing  of this
Agreement; (ii) if in the organizational structure of the Savings Bank or Parent, Employee would be required to report to a person or persons other than the President of the Savings Bank or Parent; (iii) if the Savings Bank or Parent should fail to maintain the Employee's base compensation in effect as of the date of the Change in Control and the existing employee benefits plans, including material fringe benefit, stock option and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits for all employees of the Savings Bank or Parent and does not disproportionately adversely impact the Employee; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein, for a period of more than six months; (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced for a period of more than six months, or (vi) if Employee would not be elected or reelected to the Board of Directors of the Savings Bank [if applicable].

      4.    Other Changes in Employment Status.
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      (a) Except as provided  for at Section 3,  herein,  the Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence,
willful  misconduct,   breach  of  fiduciary  duty  involving  personal  profit,
intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease- and-desist order, or material breach of any provision of the Agreement.

      (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

      (c) If the Savings Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

      (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement

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is  necessary  for the  continued  operation  of the  Savings  Bank:  (i) by the
Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (e) Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

      5. Suspension of Employment . If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Savings Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank shall, (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

      6.    Successors and Assigns.
            ----------------------

      (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Savings Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Savings Bank.

      (b) The Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Savings Bank.

      7. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

      8. Applicable Law. This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Colorado, except to the extent that Federal law shall be deemed to apply.


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      9.    Severability.  The  provisions  of this  Agreement  shall be  deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extend that the parties may otherwise reach a mutual settlement of such issue. The Savings Bank shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of the Savings Bank or the Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. The Savings Bank shall reimburse Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of the Employee; provided that if such finding of the Arbitrator is not in favor of the Employee then such Employee shall reimburse the Savings Bank for the initial filing fee paid by the Savings Bank to the AAA. A settlement to be approved by the Board of the Savings Bank or the Parent may include a provision for the reimbursement by the Savings Bank or Parent to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Savings Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action following a settlement of the dispute upon a written action and determination of the Board. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Savings Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee.

      11. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


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